As filed with the Securities and Exchange Commission on March 21, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION

12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 28th Floor

New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be	Name of each exchange on which each class is to be
registered	registered

Shares of Beneficial Interest	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily PANW Bull 2X Shares, Direxion Daily PANW Bear 1X Shares, Direxion Daily LLY Bull 2X Shares, Direxion Daily LLY Bear 1X Shares, Direxion Daily BA Bull 2X Shares, Direxion Daily BA Bear 1X Shares, Direxion Daily XOM Bull 2X Shares and Direxion Daily XOM Bear 1X Shares, at no par value, each a series of the Direxion Shares ETF Trust (the “Trust”), registered hereunder is as set forth for the Funds in Post-Effective Amendment Nos. 428 and 429 under the Securities Act of 1933, as amended, and Amendment Nos. 430 and 431 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which description is incorporated herein by reference, as filed with the Securities and Exchange Commission on February 10, 2025 and February 26, 2025, respectively.

The Trust currently consists of 134 separate series. The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Number

Direxion Daily PANW Bull 2X Shares	33-3370888
Direxion Daily PANW Bear 1X Shares	33-3339859
Direxion Daily LLY Bull 2X Shares	33-3436251
Direxion Daily LLY Bear 1X Shares	33-3413918
Direxion Daily BA Bull 2X Shares	33-3533521
Direxion Daily BA Bear 1X Shares	33-3510059
Direxion Daily XOM Bull 2X Shares	33-3583909
Direxion Daily XOM Bear 1X Shares	33-3564099

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.

The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.

The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 239 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2019 (Accession Number: 0001193125-19-052231).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

March 21, 2025

/s/ Patrick Rudnick
Patrick Rudnick Principal Executive Officer